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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated December 15, 2004, relating to the financial statements and financial statement schedules of North Pointe Holdings Corporation and Subsidiaries and North Pointe Companies, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Grand Rapids, Michigan
January 21, 2005